FIRST AMENDMENT TO THE
FEDERAL HOME LOAN BANK OF BOSTON
THRIFT BENEFIT EQUALIZATION PLAN
(As Amended and Restated January 1, 2017)

WHEREAS, the Federal Home Loan Bank of Boston (the “Bank”) has adopted and currently maintains the Federal Home Loan Bank of Boston Thrift Benefit Equalization Plan, as amended and restated effective January 1, 2017 (the “Thrift BEP”); and
WHEREAS, Section 8.11 of the Thrift BEP reserves to the Board of Directors of the Bank the right to amend or modify the Plan at any time or from time to time; and
    WHEREAS, the Bank desires to amend the Thrift BEP to provide a non-elective Bank contribution to eligible participants in the Thrift BEP who are not eligible to accrue benefits under the Pentegra Defined Benefit Plan for Financial Institutions, as adopted by the Bank and as from time to time amended:
NOW, THEREFORE, the Thrift BEP is hereby amended as set forth below, effective January 1, 2021:
1.A new Section 1.20 is added to the Thrift BEP to state as follows, and all subsequent sections of Article I of the Thrift BEP, and references thereto, are renumbered accordingly:
1.20    “Non-Elective Contributions” means the amount credited to a Participant’s Account under Section 4.2 of the Plan.
2.Section 1.21 of the Plan, as renumbered by the preceding paragraph of this Amendment, is hereby amended in its entirety to state as follows:
1.21    “Participant” means (a) an Executive or former Executive who elects to participate in the Plan in accordance with the terms and conditions of the Plan, who is entitled to participate in Non-Elective Contributions under Section 2.2, or who has an Account in the Plan that has not been fully distributed; and (b) any Director who elects to participate in the Plan or who has an Account in the Plan that has not been fully distributed.
3.Section 2.2 of the Thrift BEP is amended in its entirety to state as follows:

2.2    Participation in the Plan. An Eligible Executive or Director may elect to participate in the Plan with respect to Elective Deferrals for any Plan Year by delivering to the Administrator a properly executed election at the time and in the form provided by the Administrator, pursuant to which the Eligible Executive or Director elects to defer receipt of a specified portion of the Compensation that would otherwise be payable to such Executive for the Plan Year, as described in Article III hereof. An Eligible Executive shall be entitled to participate in Non-Elective Contributions under the Plan for a Plan Year provided that he or she either (a) is hired or rehired on or after January 1, 2021 so as to be ineligible to participate in the Pentegra Defined Benefit Plan for Financial Institutions as adopted by the Bank, as from time to time amended, or (b) effective January 1, 2024, is ineligible to accrue benefits under the Pentegra Defined Benefit Plan for Financial Institutions, as from time to time amended, as a result of the Bank’s freeze of benefit accruals under such plan.
4.The last paragraph of Section 3.1 of the Thrift BEP is amended to state as follows:
An Executive who elects not to make Elective Deferrals in the Plan at the time he or she first becomes eligible to do so may elect to make Elective Deferrals to the Plan in any subsequent Plan Year by filing an election to defer Compensation as described above within the time provided in Section 3.2, provided that he or she is then eligible to participate in the Plan. An Executive who is eligible to participate in Non-Elective Contributions under the Plan may, at such time and in such form as the Administrator shall designate, elect (a) the investment fund or funds in which such Non-Elective Contributions will be deemed to be invested pursuant to Section 5.2, (b) if applicable, the specific Scheduled Distribution Sub-Account or Sub-Accounts into which all or a portion of such Non-Elective Contributions will be directed, as described in Section 6.3, and (c) to the extent permitted by the Administrator under Section 6.4.1, the payment commencement date and method of distribution to apply to benefits distributable upon the Participant’s Termination of Service.
5.Article IV of the Thrift BEP is renamed “BANK CONTRIBUTIONS.”
6.A new Section 4.2 is added to the Thrift BEP to state as follows, and existing Section 4.2 is renumbered Section 4.3:
4.2    Non-Elective Contributions. For each Plan Year beginning on or after January 1, 2021, with respect to each Executive who is eligible to participate in Non-Elective Contributions for such Plan Year as described in Section 2.2, the Bank shall contribute to the Participant’s Account an amount equal to (a) six percent (6%) of the Executive’s compensation and

Incentive Compensation (prior to reduction for Elective Deferrals under this Plan), determined without regard to the Code Limitations, minus (b) the non-elective, non-matching Bank contribution applicable to such Executive under the terms of the Qualified Plan with respect to the same period.
7.Section 4.3, as renumbered by the preceding paragraph of this Amendment is amended to state as follows:
4.3    Vesting of Bank Contributions. A Participant shall be 100% vested in the balance of his or her Deferred Compensation Account attributable to Matching Deferrals and Non-Elective Contributions at all times.
8.The first sentence of Section 5.1 is amended to state as follows:
The Administrator shall establish a Deferred Compensation Account on the books of the Plan for each Participant, reflecting Elective Deferrals, Matching Contributions and Non-Elective Contributions made for the Participant’s benefit, together with any adjustments for income, gain or loss attributable thereto under Section 5.2, and any payments, distributions, transfers or forfeitures therefrom.
9.A new sentence is added to Section 5.2 after the first sentence thereof:
Non-Elective Contributions shall be credited to the Participant’s Account within the time provided for comparable non-elective, non-matching contributions to be made under the Qualified Plan.
10.The first paragraph of Section 5.3 is amended to state as follows:
The Deferred Compensation Account of a Participant, including each Sub-Account thereof, shall be adjusted as of each Valuation Date to reflect the income, gain or loss that would accrue to such Account, if assets in the Account were invested as described in this Section 5.3. Each Participant shall direct the hypothetical investment of the Elective Deferrals, Matching Contributions and Non-Elective Contributions credited to the Plan on his or her behalf among such investment funds as are from time to time made available by the Committee. A Participant may, as of any Valuation Date, change the investment allocation of future Elective Deferrals, Matching Contributions and Non-Elective Contributions, and may elect to transfer all or a portion of the balance of his or her Account hypothetically invested in one investment fund to any other investment fund or funds then available under the Plan, by directing the Administrator in such form and at such time as the Administrator shall require.
11.The first paragraph of Section 6.3 is amended to state as follows:

A Participant may elect to receive a Scheduled Distribution with respect to contributions made to the Plan by him or her or on his or her behalf for a Plan Year by filing an appropriate election under Section 3.1. A Participant may elect in accordance with Section 3.1.4 to direct all or a portion of his or her Elective Deferrals, Matching Contributions and/or Non-Elective Contributions for the Plan Year into one or more Sub-Account(s), provided that any such Sub-Account has a scheduled distribution date which is not earlier than twelve (12) months after the end of the Deferral Period to which such contributions relate. The Administrator may establish uniform and nondiscriminatory rules and procedures governing Scheduled Distribution Sub-Accounts, including establishing limitations on the number of Sub-Accounts available to Participants for any Deferral Period or in the aggregate, and the minimum length of deferral to be provided under any newly-established Sub-Account, as the Administrator deems appropriate.

Executed this _30th__ day of __November____, 2020.
FEDERAL HOME LOAN BANK OF BOSTON

By: /s/ Barry F. Gale_________

Barry F. Gale
SVP/Chief Human Resources Officer, OMWI Director